Exhibit 10.11
PURCHASE AGREEMENT
          This PURCHASE AGREEMENT (this “Agreement”), dated as of April 30, 2010, is by and among Diamond Resorts Finance Holding Company, a Delaware corporation (“DRFHC”) and DRI Quorum 2010 LLC, a Delaware limited liability company (the “Seller”), and their respective permitted successors and assigns.
W I T N E S S E T H:
          WHEREAS, from time to time after the date hereof, DRFHC intends to sell and the Seller intends to purchase Timeshare Loans from DRFHC (the “DRFHC Timeshare Loans”); and
          WHEREAS, DRFHC may, and in certain circumstances will be required to, provide Qualified Substitute DRFHC Timeshare Loans for DRFHC Timeshare Loans previously sold to the Seller hereunder;
          NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:
          SECTION 1. Definitions; Interpretation. Capitalized terms used but not defined herein shall have the meanings specified in that certain Loan Sale and Servicing Agreement dated as of the date hereof by and among Seller, Quorum Federal Credit Union, as buyer (“Buyer”), Diamond Resorts Finance Services, Inc., as servicer and Wells Fargo Bank, National Association, as custodian and back-up servicer (as the same may be amended from time to time, the “Sale Agreement”).
          SECTION 2. Acquisition of Timeshare Loans.
          (a) Initial Timeshare Loans. In return for the Timeshare Loan Acquisition Price for each Timeshare Loan to be sold by DRFHC on each Sale Date, DRFHC does hereby sell, transfer, assign and grant to the Seller, without recourse (except as provided in Section 6 and Section 8 hereof), any and all of DRFHC’s right, title and interest in and to (i) each Timeshare Loan listed on each applicable Sale Note (the “Initial DRFHC Timeshare Loans”), (ii) the Receivables in respect of the Initial DRFHC Timeshare Loans due on and after the Initial Cut-Off Date, (iii) the related Timeshare Loan Files, (iv) all Related Security in respect of the Initial DRFHC Timeshare Loans, and (v) all income, payments, proceeds and other benefits and rights related to any of the foregoing (the property described in the foregoing clauses (i) through (v) being referred to as the “Initial Conveyed DRFHC Timeshare Property”). Upon such sale, the ownership of each Initial DRFHC Timeshare Loan and all collections allocable to principal and interest thereon since the Initial Cut-Off Date and all other property interests or rights conveyed pursuant to and referenced in this Section 2(a) shall immediately vest in the Seller, its successors and assigns. DRFHC shall not take any action inconsistent with such ownership nor claim any ownership interest in any Initial

DRFHC Timeshare Loan for any purpose whatsoever other than for consolidated financial and federal and state income tax reporting.
          (b) Qualified Substitute Timeshare Loans. On each related Transfer Date, DRFHC does hereby transfer, assign, sell and grant to the Seller, without recourse (except as provided in Section 6 and Section 8 hereof), any and all of DRFHC’s right, title and interest in and to (i) each Qualified Substitute Timeshare Loan conveyed by DRFHC to the Seller on such Transfer Date (the “Qualified Substitute DRFHC Timeshare Loans” and together with the DRFHC Timeshare Loans, the “DRFHC Timeshare Loans”), (ii) the Receivables in respect of the Qualified Substitute DRFHC Timeshare Loans due on and after the related Transfer Cut-Off Date, (iii) the related Timeshare Loan Files, (iv) all Related Security in respect of such Qualified Substitute DRFHC Timeshare Loans and (v) all income, payments, proceeds and other benefits and rights related to any of the foregoing (the property described in the foregoing clauses (i) through (v) being referred to as the “Substitute Conveyed DRFHC Timeshare Property”, together with the Initial Conveyed DRFHC Timeshare Property, the “Conveyed DRFHC Timeshare Property”). Upon such sale, the ownership of each Qualified Substitute DRFHC Timeshare Loan and all collections allocable to principal and interest thereon since the related Transfer Cut-Off Date and all other property interests or rights conveyed pursuant to and referenced in this Section 2(b) shall immediately vest in the Seller, its successors and assigns. DRFHC shall not take any action inconsistent with such ownership nor claim any ownership interest in any Qualified Substitute DRFHC Timeshare Loan for any purpose whatsoever other than consolidated financial and federal and state income tax reporting. DRFHC agrees that such Qualified Substitute DRFHC Timeshare Loans shall be subject to the provisions of this Agreement.
          (c) Delivery of Timeshare Loan Files. In connection with the sale, transfer, assignment and conveyance of any DRFHC Timeshare Loans hereunder, the Seller hereby directs DRFHC and DRFHC hereby agrees to deliver or cause to be delivered to the Custodian all related Timeshare Loan Files and to the Servicer all related Timeshare Loan Servicing Files.
          (d) Collections. DRFHC shall deposit or cause to be deposited all collections that are received by it in respect of the DRFHC Timeshare Loans conveyed hereunder on and after the related Cut-Off Date in the Collection Account.
          (e) Limitation of Liability. Neither the Seller nor any subsequent assignee of the Seller shall have any obligation or liability with respect to any DRFHC Timeshare Loan nor shall the Seller or any subsequent assignee have any liability to any Obligor in respect of any DRFHC Timeshare Loan. No such obligation or liability is intended to be assumed by the Seller or any subsequent assignee herewith and any such obligation or liability is hereby expressly disclaimed.
          SECTION 3. Intended Characterization; Grant of Security Interest. It is the intention of the parties hereto that each transfer of DRFHC Timeshare Loans to be made pursuant to the terms hereof shall constitute a sale by DRFHC to the Seller and not a loan secured by such DRFHC Timeshare Loans. In the event, however, that a court of competent jurisdiction were to hold that any such transfer constitutes a loan and not a sale, it is the intention of the parties hereto that (i) DRFHC shall be deemed to have Granted to the Seller as of the date hereof a first priority perfected security interest in all of DRFHC’s right, title and interest in, to and under the Conveyed DRFHC Timeshare Property and (ii) this Agreement shall constitute a security agreement under applicable law. In the event of the characterization of any such transfer as a loan, the amount of interest payable or paid with respect to such loan under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum non-usurious rate of interest allowed by the applicable state law or any applicable law of the United States permitting a higher maximum non-usurious rate that preempts such applicable state law, which could lawfully be contracted for, charged or received (the “Highest Lawful Rate”). In the event any payment of interest on any such loan exceeds the Highest Lawful Rate, the parties hereto stipulate that (a) to the extent possible given the term of such loan, such excess amount previously paid or to be paid with respect to such loan be applied to reduce the principal balance of such loan, and the provisions thereof immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder and (b) to the extent that the reduction of the principal balance of, and the amounts collectible under, such loan and the reformation of the provisions thereof described in the immediately preceding clause (a) is not possible given the term of such loan, such excess amount will be deemed to have been paid with respect to such loan as a result of an error and upon discovery of such error or upon notice thereof by any party hereto such amount shall be refunded by the recipient thereof.
          The characterization of DRFHC as “debtor” and the Seller as “secured party” in any financing statement required hereunder is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that this transaction be treated as a sale to the Seller of DRFHC’s entire right, title and interest in and to the Conveyed DRFHC Timeshare Property.
          SECTION 4. Conditions Precedent to Acquisition of Timeshare Loans. The obligations of the Seller to purchase any DRFHC Timeshare Loans hereunder shall be subject to the satisfaction of the following conditions:
          (a) All representations and warranties of DRFHC contained in Section 5 hereof and all information provided in the schedule of DRFHC Timeshare Loans attached shall be true and correct as of the applicable Sale Date, and DRFHC shall have delivered to the Seller an Officer’s Certificate to such effect.
          (b) With respect to each Transfer Date, all representations and warranties of DRFHC contained in Section 5(a) hereof shall be true and correct on the related Transfer Date, as if made on such date, and all representations and warranties as to the DRFHC Timeshare Loans contained in Section 5(b) hereof and all information provided in the schedule of DRFHC Timeshare Loans attached hereto as Exhibit A in respect of the DRFHC Timeshare Loans (including the Qualified Substitute DRFHC Timeshare Loans conveyed on such Substitution Date) shall be true and correct on the related Transfer Date.

          (c) On or prior to any Sale Date or a Substitution Date, DRFHC shall have delivered or shall have caused the delivery of (i) the related Timeshare Loan Files to the Custodian and the Custodian shall have delivered a Trust Receipt therefor pursuant to the Custodial Agreement, (ii) the Timeshare Loan Servicing Files to the Servicer and (iii) an updated schedule of DRFHC Timeshare Loans to the Custodian, the Servicer, the Seller and the Buyer.
          (d) DRFHC shall have delivered or caused to be delivered all other information theretofore required or reasonably requested by the Seller to be delivered by DRFHC or performed or caused to be performed all other obligations required to be performed as of any Sale Date or Substitution Date, as the case may be, including all filings, recordings and/or registrations as may be necessary in the opinion of the Seller to establish and preserve the right, title and interest of the Seller in the related DRFHC Timeshare Loans. Each transfer, assignment, sale and grant made on a Substitution Date shall be evidenced by a subsequent transfer certificate in the form of Exhibit B hereto.
          (e) Each DRFHC Timeshare Loan conveyed on a Substitution Date shall satisfy each of the criteria specified in the definition of “Qualified Substitute Timeshare Loan” and each of the conditions herein and in the Sale Agreement for substitution of Timeshare Loans shall have been satisfied.
          (f) DRFHC shall have delivered such other certificates and opinions as shall be reasonably requested by the Seller or its assignee.
          SECTION 5. Representations and Warranties and Certain Covenants of DRFHC.
          (a) DRFHC represents and warrants to the Seller, as of any Sale Date (with respect to the Initial DRFHC Timeshare Loans and the execution of this Agreement) and on each Transfer Date (with respect to the Qualified Substitute DRFHC Timeshare Loans transferred on such Transfer Date) as follows:
          (i) Due Incorporation; Valid Existence; Good Standing. DRFHC is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its formation; and is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under this Agreement makes such qualification necessary, except where the failure to be so qualified will not have a material adverse effect on the business of DRFHC or its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of any portion of the Conveyed DRFHC Timeshare Property.
          (ii) Possession of Licenses, Certificates, Franchises and Permits. DRFHC holds, and at all times during the term of this Agreement will hold, all material licenses, certificates, franchises and permits from all governmental authorities necessary for the conduct of its business, and has received no notice of proceedings relating to the revocation of any such license, certificate, franchise or permit, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder or the validity or enforceability of the Conveyed DRFHC Timeshare Property.
          (iii) Corporate Authority and Power. DRFHC has, and at all times during the term of this Agreement will have, all requisite corporate power and authority to own its properties, to conduct its business, to execute and deliver this Agreement and all documents and transactions contemplated hereunder and to perform all of its obligations under this Agreement and any other Transaction Document to which it is a party or under the transactions contemplated hereunder or thereunder. DRFHC has all requisite corporate power and authority to acquire, own, transfer and convey the Conveyed DRFHC Timeshare Property to the Seller.
          (iv) Authorization, Execution and Delivery; Valid and Binding. This Agreement and all other Transaction Documents and instruments required or contemplated hereby to be executed and delivered by DRFHC have been duly authorized, executed and delivered by DRFHC and, assuming the due execution and delivery by, the other party or parties hereto and thereto, constitute legal, valid and binding agreements enforceable against DRFHC in accordance with their respective terms subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors’ rights generally applicable in the event of the bankruptcy, insolvency, or reorganization of DRFHC and to general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law. This Agreement constitutes a valid transfer of DRFHC’s interest in the Conveyed DRFHC Timeshare Property to the Seller or the valid creation of a first priority perfected security interest in the Conveyed DRFHC Timeshare Property in favor of the Seller.
          (v) No Violation of Law, Rule, Regulation, etc. The execution, delivery and performance by DRFHC of this Agreement and any other Transaction Document to which DRFHC is a party do not and will not (A) violate any of the provisions of the articles of incorporation or the bylaws of DRFHC, (B) violate any provision of any law, governmental rule or regulation currently in effect applicable to DRFHC or its properties or by which DRFHC or its properties may be bound or affected, including, without limitation, any bulk transfer laws, (C) violate any judgment, decree, writ, injunction, award, determination or order currently in effect applicable to DRFHC or its properties or by which DRFHC or its properties are bound or affected, (D) conflict with, or result in a breach of, or constitute a default under, any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which DRFHC is a party or by which it is bound or (E) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.
          (vi) Governmental Consent. No consent, approval, order or authorization of, and no filing with or notice to, any court or other Governmental Authority in respect of DRFHC is required which has not been obtained in connection with the authorization, execution, delivery or performance by DRFHC of this Agreement or any of the other Transaction Documents to which it is a party or under the transactions contemplated hereunder or thereunder, including, without limitation, the transfer of the Conveyed DRFHC Timeshare Property and the creation of the security interest of the Seller therein pursuant to Section 3 hereof.
          (vii) Defaults. DRFHC is not in default under any material agreement, contract, instrument or indenture to which DRFHC is a party or by which it or its properties is or are bound, or with respect to any order of any court, administrative agency, arbitrator or governmental body, in each case, which would have a material adverse effect on the transactions contemplated hereunder or on the business, operations, financial condition or assets of DRFHC, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.
          (viii) No Adverse Change. Except for such matters, if any, as are disclosed in the Sale Agreement, since the end of its most recent, audited fiscal year, there has been no change in the business, operations, financial condition, properties or assets of DRFHC which would have a material adverse effect on its ability to perform its obligations under this Agreement or any other Transaction Document to which it is a party or materially adversely affect the transactions contemplated under this Agreement or any such other Transaction Documents.
          (ix) Insolvency. DRFHC will be solvent at all relevant times prior to, and will not be rendered insolvent by, the transfer of the Conveyed DRFHC Timeshare Property hereunder. On the Closing Date or a Substitution Date, as applicable, DRFHC will not engage in any business or transaction for which any property remaining with DRFHC would constitute an unreasonably small amount of capital.
          (x) Pending Litigation or Other Proceedings. There is no pending or, to the best of DRFHC’s knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting DRFHC which, if decided adversely, would materially and adversely affect (i) the condition (financial or otherwise), business or operations of DRFHC, (ii) the ability of DRFHC to perform its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document to which it is a party, (iii) any of the Conveyed DRFHC

Timeshare Property or title of DRFHC to any Conveyed DRFHC Timeshare Property, or (iv) the Seller’s ability to foreclose or otherwise enforce its rights with respect to any of the Conveyed DRFHC Timeshare Property, including without limitation the right to revoke or otherwise terminate Points Purchase Contracts and the rights of the Obligors to use and occupy the related Points-Based Property.
          (xi) Information. No document, certificate or report furnished or required to be furnished by or on behalf of DRFHC pursuant to this Agreement, in its capacity as seller, contains or will contain when furnished any untrue statement of a material fact or fails, or will fail, to state a material fact necessary in order to make the statements contained therein not misleading. There are no facts known to DRFHC which, individually or in the aggregate, materially adversely affect, or which (aside from general economic trends) may reasonably be expected to materially adversely affect in the future, the financial condition or assets or business of DRFHC, or which may impair the ability of DRFHC to perform its obligations under this Agreement and any other Transaction Document to which it is a party, which have not been disclosed herein or therein or in the certificates and other documents furnished to the Seller by or on behalf of DRFHC pursuant hereto or thereto specifically for use in connection with the transactions contemplated hereby or thereby.
          (xii) Foreign Tax Liability. DRFHC is not aware of any Obligor under a DRFHC Timeshare Loan who has withheld any portion of payments due under such DRFHC Timeshare Loan because of the requirements of a foreign taxing authority, and no foreign taxing authority has contacted DRFHC concerning a withholding or other foreign tax liability.
          (xiii) Employee Benefit Plan Liability. As of any Sale Date and each Transfer Date, as applicable, (i) no “accumulated funding deficiency” (as such term is defined under ERISA and the Code), whether or not waived, exists with respect to any “employee pension benefit plan” (as such term is defined under ERISA) sponsored, maintained or contributed to by DRFHC or any of its Affiliates with respect to any plan year beginning prior to January 1, 2009, and, to DRFHC’s knowledge, no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of any plan year beginning prior to January 1, 2009; (ii) no unpaid “minimum required contribution” (as such term is defined under ERISA and the Code), whether or not such funding deficiency is waived, exists with respect to any employee pension benefit plan sponsored, maintained or contributed to by DRFHC or any of its Affiliates with respect to any plan year beginning after December 31, 2008, and, to DRFHC’s knowledge, no event has occurred or circumstance exists that may result in an unpaid minimum required contribution as of the last day of any plan year beginning after December 31, 2008 of any such plan; (iii) DRFHC and each of its Affiliates has made all contributions required under each Multiemployer Plan; and (iv) neither DRFHC nor any of its Affiliates has withdrawn from any Multiemployer Plan with respect to which there is any outstanding liability and, to

DRFHC’s knowledge, no event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the partition, termination, reorganization or insolvency of, any Multiemployer Plan that could result in any liability to DRFHC.
          (xiv) Taxes. DRFHC has filed all tax returns (federal, state and local) which it reasonably believes are required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges due from DRFHC or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings or such failure will not have a material adverse effect on the rights and interests of the Seller. DRFHC knows of no basis for any material additional tax assessment for any fiscal year for which adequate reserves have not been established. DRFHC intends to pay all such taxes, assessments and governmental charges when due.
          (xv) Place of Business. The place of business where the Servicer on behalf of DRFHC keeps its records concerning the DRFHC Timeshare Loans will be 10600 West Charleston Boulevard, Las Vegas, Nevada 89135 (or such other place specified by DRFHC by written notice to the Seller). The principal place of business and chief executive office of DRFHC is located at 10600 West Charleston Boulevard, Las Vegas, Nevada 89135 (or such other place specified by DRFHC by written notice to the Seller).
          (xvi) Securities Laws. DRFHC is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended. No portion of the Timeshare Loan Acquisition Price for each of the DRFHC Timeshare Loans will be used by DRFHC to acquire any security in any transaction which is subject to Section 13 or Section 14 of the Securities Exchange Act of 1934, as amended.
          (xvii) Ownership of DRFHC. One hundred percent (100%) of the outstanding capital stock of DRFHC is directly owned (both beneficially and of record) by Diamond Resorts Corporation, a Maryland corporation. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire capital stock from DRFHC.
          (b) DRFHC hereby: (i) represents and warrants that immediately prior to the transfer of any DRFHC Timeshare Loan to the Seller, DRFHC had full legal and equitable title to such DRFHC Timeshare Loan, free and clear of any liens and encumbrances, and (ii) makes the representations and warranties contained in Schedule I to the Sale Agreement with respect to each DRFHC Timeshare Loan, and the representations and warranties contained in Schedule II to the Sale Agreement with respect to the Resorts, such representations and warranties in both clauses (i) and (ii) for the benefit of the Seller with respect to each DRFHC Timeshare Loan and the Resorts as of any Sale Date (with respect to the Initial DRFHC Timeshare Loans) and each Transfer Date (with respect to the Qualified Substitute DRFHC Timeshare Loans), as applicable.

          (c) It is understood and agreed that the representations and warranties set forth in this Section 5 shall survive the sale of any Conveyed DRFHC Timeshare Property to the Seller and shall continue (i) so long as any such DRFHC Timeshare Loan shall remain outstanding or (ii) until such time as such DRFHC Timeshare Loan is repurchased or a Qualified Substitute DRFHC Timeshare Loan is provided pursuant to Section 6 hereof. DRFHC acknowledges that it has been advised that the Seller intends to assign all of its right, title and interest in and to the Conveyed DRFHC Timeshare Property and its rights and remedies under this Agreement to the Buyer. DRFHC agrees that, upon any such assignment, the Buyer may enforce directly, without joinder of the Seller (but subject to any defense that DRFHC may have under this Agreement) all rights and remedies hereunder.
          (d) With respect to any representations and warranties contained in Section 5(a) and Section 5(b) hereof which are made to DRFHC’s knowledge, if it is discovered that any representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of a DRFHC Timeshare Loan or the interests of the Seller or any assignee thereof, then notwithstanding DRFHC’s lack of knowledge of the accuracy of such representation and warranty at the time such representation or warranty was made, such inaccuracy shall be deemed a breach of such representation or warranty for purposes of the repurchase or substitution obligations described herein.
          SECTION 6. Repurchases and Substitutions.
          (a) Mandatory Repurchases and Substitutions for Breaches of Representations and Warranties. Upon the receipt of notice by DRFHC of a breach of any of the representations and warranties in Section 5(a) or Section 5(b) hereof which materially and adversely affects the value of a DRFHC Timeshare Loan or the interests of the Seller or any subsequent assignee of the Seller (including the Indenture Trustee for the benefit of the Noteholders) therein, DRFHC shall within 60 days of such notice, cure in all material respects the circumstance or condition which has caused such representation or warranty to be incorrect or either (i) repurchase such DRFHC Timeshare Loan at the Repurchase Price, or (ii) substitute one or more Qualified Substitute DRFHC Timeshare Loans for such DRFHC Timeshare Loan and pay the related Substitution Shortfall Amount, if any.
          (b) [Reserved].
          (c) [Reserved].
          (d) Payment of Repurchase Prices and Substitution Shortfall Amounts. The Seller hereby directs and DRFHC hereby agrees to remit all amounts in respect of Repurchase Prices and Substitution Shortfall Amounts in immediately available funds to the Indenture Trustee. In the event that more than one DRFHC Timeshare Loan is substituted pursuant to Sections 6(a) or (b) hereof on any Transfer Date, the Substitution Shortfall Amounts and the Loan Balances of Qualified Substitute DRFHC Timeshare Loans shall be calculated on an aggregate basis for all substitutions made on such Transfer Date.

          (e) Schedule of Timeshare Loans. The Seller hereby directs, and DRFHC hereby agrees, on each date on which a DRFHC Timeshare Loan has been repurchased or substituted, to provide the Seller with a revised Schedule of DRFHC Timeshare Loans reflecting the removal of such DRFHC Timeshare Loans and subjecting any Qualified Substitute DRFHC Timeshare Loans to the provisions of this Agreement.
          (f) Officer’s Certificate. DRFHC shall, on each Transfer Date, certify in writing to the Seller that each new DRFHC Timeshare Loan meets all the criteria of the definition of “Qualified Substitute Timeshare Loan” and that (i) the Timeshare Loan Files for such Qualified Substitute DRFHC Timeshare Loans have been delivered to the Custodian and (ii) the Timeshare Loan Servicing Files for such Qualified Substitute DRFHC Timeshare Loans have been delivered to the Servicer.
          (g) Release. In connection with any repurchase or substitution of one or more DRFHC Timeshare Loans contemplated by this Section 6, upon satisfaction of the conditions contained in this Section 6, the Seller shall execute and deliver such releases and instruments of transfer or assignment presented to it by DRFHC, in each case without recourse, as shall be necessary to vest in DRFHC the legal and beneficial ownership of such DRFHC Timeshare Loans; provided, however, that with respect to any release of a DRFHC Timeshare Loan that is substituted by a Qualified Substitute DRFHC Timeshare Loan, the Seller shall not execute and deliver or cause the execution and delivery of such releases and instruments of transfer or assignment until the Servicer has received a Trust Receipt for such Qualified Substitute DRFHC Timeshare Loan. The Seller shall cause the Custodian to release the related Timeshare Loan Files to DRFHC or its designee and the Servicer to release the related Timeshare Loan Servicing Files to DRFHC or its designee; provided, however, that with respect to any Timeshare Loan File or Timeshare Loan Servicing File related to a DRFHC Timeshare Loan that has been substituted by a Qualified Substitute DRFHC Timeshare Loan, the Seller shall not cause the Custodian and the Servicer to release the related Timeshare Loan File and the Timeshare Loan Servicing File, respectively, until the Servicer has received a Trust Receipt for such Qualified Substitute DRFHC Timeshare Loan.
          (h) Sole Remedy. It is understood and agreed that the obligations of DRFHC to repurchase or substitute DRFHC Timeshare Loans contained in Section 6(a) hereof and the obligation of DRFHC to indemnify pursuant to Section 8 hereof shall constitute the sole remedies for the breaches of any representation or warranty contained in Section 5(a) or Section 5(b) hereof.
          SECTION 7. Additional Covenants of DRFHC. DRFHC hereby covenants and agrees with the Seller as follows:
          (a) DRFHC shall comply in all material respects with all applicable laws, rules, regulations and orders applicable to it and its business and properties.
          (b) DRFHC shall preserve and maintain its existence (corporate or otherwise), rights, franchises and privileges in the jurisdiction of its organization and, if applicable, all necessary sales finance company licenses.

          (c) On or prior to any Sale Date or a Transfer Date, as applicable, DRFHC shall indicate in its computer files and other records that each DRFHC Timeshare Loan has been sold to the Seller.
          (d) DRFHC shall respond to any inquiries with respect to ownership of a DRFHC Timeshare Loan by stating that such DRFHC Timeshare Loan has been sold to the Seller and that the Seller is the owner of such DRFHC Timeshare Loan.
          (e) On or prior to any Sale Date or a Substitution Date, as applicable, DRFHC shall file or cause to be filed, at its own expense, financing statements in favor of the Seller with respect to the Conveyed DRFHC Timeshare Property meeting the requirements of state law in such manner and in such jurisdictions as are necessary or appropriate to perfect the acquisition of the Conveyed DRFHC Timeshare Property by the Seller from DRFHC, and shall deliver file-stamped copies of such financing statements to the Seller.
          (f) DRFHC agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary, or that the Seller may reasonably request, to perfect, protect or more fully evidence the sale of the DRFHC Timeshare Loans, or to enable the Seller to exercise and enforce its rights and remedies hereunder or under any DRFHC Timeshare Loan including but not limited to powers of attorney, Uniform Commercial Code financing statements and assignments. DRFHC hereby appoints the Seller as attorney-in-fact, which appointment is coupled with an interest and is therefore irrevocable, to act on behalf and in the name of DRFHC to enforce obligations of DRFHC hereunder.
          (g) Any change in the legal name of DRFHC and any use by it of any trade name, fictitious name, assumed name or “doing business as” name occurring after the date hereof shall be promptly disclosed to the Seller in writing.
          (h) Upon the discovery or receipt of notice of a breach of any of its representations or warranties and covenants contained herein, DRFHC shall promptly disclose to the Seller, in reasonable detail, the nature of such breach.
          (i) DRFHC shall immediately transfer to the Seller or its assignee, as applicable, any payment it receives in respect of the Conveyed DRFHC Timeshare Property.
          (j) In the event that DRFHC or the Seller or any assignee of the Seller should receive actual notice of any transfer taxes arising out of the transfer, assignment and conveyance of any Conveyed DRFHC Timeshare Property, on written demand by the Seller, or upon DRFHC otherwise being given notice thereof, DRFHC shall pay, and otherwise indemnify and hold the Seller and any of its assignees harmless, on an after-tax basis, from and against any and all such transfer taxes.
          (k) DRFHC will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges could not reasonably be expected to materially adversely affect the collectibility of the Conveyed DRFHC Timeshare Property or the ability of DRFHC to perform its obligations under this Agreement and any of the Transaction Documents to which it is a party.
          (l) DRFHC will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Obligor Notes at the address of DRFHC listed herein or, upon 30 days’ prior written notice to the Seller, at any other location in jurisdictions where all actions reasonably requested by the Seller or the Buyer to protect and perfect the interest in the Obligor Notes and Purchase Contracts under the applicable Uniform Commercial Code have been taken and completed within 10 days of such notice. DRFHC also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Obligor Notes and Purchase Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Obligor Notes (including, without limitation, records adequate to permit the daily identification of each Obligor Note and Purchase Contract) and all payments made with regard to the related Conveyed DRFHC Timeshare Property prior to and on the Closing Date and each Substitution Date.
          (m) DRFHC shall execute and file such continuation statements and any other documents reasonably requested by the Seller or which may be required by law to preserve and protect the interest of the Seller hereunder in and to the Conveyed DRFHC Timeshare Property.
          (n) DRFHC agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary, or that the Seller may reasonably request, to perfect, protect or more fully evidence the Conveyed DRFHC Timeshare Property, or to enable the Seller to exercise and enforce its rights and remedies hereunder or under any of the other Transaction Documents to which it is a party. DRFHC has delivered to the Custodian a Lost Note Affidavit in the form of Exhibit C hereto in each instance where it is unable to provide a signed original Obligor Note or Purchase Contract, and the Seller agrees that such Lost Note Affidavit shall be sufficient to satisfy DRFHC’s obligations hereunder.
          (o) DRFHC authorizes the Seller to file continuation statements, and amendments thereto, relating to the Conveyed DRFHC Timeshare Property and all payments made with regard to the related Conveyed DRFHC Timeshare Property without the signature of DRFHC where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. The Seller confirms that it is not its present intention to file a photocopy or other reproduction of this Agreement as a financing statement, but reserves the right to do so if, in its good faith determination, there is at such time no reasonable alternative remaining to it.
          SECTION 8. Indemnification.

          (a) DRFHC agrees to indemnify the Seller (the “Indemnified Party”) against (x) any and all claims, losses, liabilities, (including legal fees and related costs) that the Indemnified Party may sustain directly or indirectly related to any inaccuracy or breach of the representations and warranties of DRFHC under Section 5 hereof and (y) a failure by DRFHC to perform any of its obligations under the Transaction Documents (“Indemnified Amounts”) excluding, however (i) Indemnified Amounts to the extent resulting from the gross negligence or willful misconduct on the part of the Indemnified Party; (ii) any recourse for any uncollectible DRFHC Timeshare Loan not related to a breach of representation or warranty; (iii) recourse to DRFHC for a Defaulted Timeshare Loan sold by DRFHC hereunder so long as the same is replaced or repurchased pursuant to Section 6 hereof; (iv) Indemnified Amounts attributable to any violation by an Indemnified Party of any requirement of law related to the Indemnified Party; or (v) the operation or administration of the Indemnified Party generally and not related to this Agreement. DRFHC shall (x) promptly notify the Seller if a claim is made by a third party with respect to this Agreement or the DRFHC Timeshare Loans, and relating to (i) the failure by DRFHC to perform its duties in accordance with the terms of this Agreement or (ii) a breach of DRFHC’s representations, covenants and warranties contained in this Agreement, and (y) assume (with the consent of the Indemnified Party, which consent shall not be unreasonably withheld) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment, order or decree which may be entered against it or the Indemnified Party in respect of such claim. If DRFHC shall have made any indemnity payment pursuant to this Section 8 and the recipient thereafter collects from another Person any amount relating to the matters covered by the foregoing indemnity, the recipient shall promptly repay such amount to DRFHC.
          (b) The obligations of DRFHC under this Section 8 to indemnify the Indemnified Party shall survive the termination of this Agreement and continue until the Notes are paid in full or otherwise released or discharged.
          SECTION 9. No Proceedings. DRFHC hereby agrees that it will not, directly or indirectly, institute, or cause to be instituted, or join any Person in instituting, against the Seller or any Resort, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law so long as there shall not have elapsed one year plus one day since the latest maturing Notes issued by the Issuer.
          SECTION 10. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth under its name on the signature page hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.
          SECTION 11. No Waiver; Remedies. No failure on the part of DRFHC, the Seller or any assignee thereof to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.
          SECTION 12. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of DRFHC, the Seller and their respective successors and permitted assigns. Any assignee shall be an express third party beneficiary of this Agreement, entitled directly to enforce this Agreement. DRFHC may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Seller and any of its assignees. The Seller may, and intends to, assign all of its rights hereunder to the Issuer and DRFHC consents to any such assignment. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made by DRFHC pursuant to Section 5 hereof and the repurchase or substitution and indemnification obligations shall be continuing and shall survive any termination of this Agreement but such rights and remedies may be enforced only by the Seller.
          SECTION 13. Amendments; Consents and Waivers. No modification, amendment or waiver of, or with respect to, any provision of this Agreement, and all other agreements, instruments and documents delivered thereto, nor consent to any departure by DRFHC from any of the terms or conditions thereof shall be effective unless it shall be in writing and signed by each of the parties hereto. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand by DRFHC in any case shall, in itself, entitle it to any other consent or further notice or demand in similar or other circumstances. DRFHC acknowledges that in connection with the intended assignment by the Seller of all of its right, title and interest in and to the Conveyed DRFHC Timeshare Property to the Issuer, the Issuer intends to issue the Notes, the proceeds of which will be used by the Issuer to purchase the DRFHC Timeshare Loans from the Seller.
          SECTION 14. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation, shall not in any way be affected or impaired thereby in any other jurisdiction. Without limiting the generality of the foregoing, in the event that a Governmental Authority determines that the Seller may not purchase or acquire the Conveyed DRFHC Timeshare Property, the transactions evidenced hereby shall constitute a loan and not a purchase and sale, notwithstanding the otherwise applicable intent of the parties hereto, and DRFHC shall be deemed to have granted to the Seller as of the date hereof, a first priority perfected security interest in all of DRFHC’s right, title and interest in, to and under the Conveyed DRFHC Timeshare Property and the related property as described in Section 2 hereof.
          SECTION 15. GOVERNING LAW; CONSENT TO JURISDICTION.
          (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-

1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.
          (B) DRFHC AND THE SELLER HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. DRFHC AND THE SELLER EACH HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 15 SHALL AFFECT THE RIGHT OF DRFHC OR THE SELLER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY OF THEM TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.
          SECTION 16. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
          SECTION 17. Execution in Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same agreement.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Purchase Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

DIAMOND RESORTS FINANCE HOLDING COMPANY

By:	/s/ David F. Palmer

	Name:	David F. Palmer
	Title:	Executive Vice President
	Address:	10600 West Charleston Boulevard
Las Vegas, Nevada 89135
	Telephone:	702 823 7490
	Facsimile:	702 765 8798

DRI QUORUM 2010 LLC

By:	/s/ David F. Palmer

	Name:	David F. Palmer
	Title:	President
	Address:	10600 West Charleston Boulevard
Las Vegas, Nevada 89135
	Telephone:	702 823 7490
	Facsimile:	702 765 8798

Exhibit A
Schedule of DRFHC Timeshare Loans
Electronic Schedule of DRFHC Timeshare Loans on file with the Seller.

A-1

Exhibit B
Form of Subsequent Timeshare Loan Transfer Certificate
TRANSFER OF TIMESHARE LOANS
PURSUANT TO
PURCHASE AGREEMENT
     This TRANSFER OF TIMESHARE LOANS (this “Subsequent Transfer Certificate”), dated                           , 20     , is acknowledged by DRI Quorum 2010 LLC, a Delaware limited liability company (the “Seller”) and Diamond Resorts Finance Holding Company, a Delaware corporation (“DRFHC”). Capitalized terms not defined herein shall have the meanings assigned to them in or incorporated by reference in that certain Purchase Agreement, dated as of April 30, 2010, by and between DRFHC, as seller and the Seller, as purchaser (the “Purchase Agreement”).
     DRFHC, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign and grant to the Seller, pursuant to Section 2(b) of the Purchase Agreement, and the Seller does hereby purchase and accept such transfer, assignment and grant, all right, title and interest of DRFHC in and to (i) the DRFHC Timeshare Loans listed on the Schedule of DRFHC Timeshare Loans attached as Exhibit A to the Purchase Agreement and amended in regard to the Qualified Substitute DRFHC Timeshare Loans on the date hereof and (ii) the other Conveyed DRFHC Timeshare Property related to such DRFHC Timeshare Loans.
     This Transfer Certificate sets forth the following additional terms applicable to the Purchase Agreement in connection with this transfer of the Timeshare Loans:
     Section 1 Definitions
     “Substitution Cut-Off Date” means the close of business on                      , 20     .
     “Transfer Date” means                      , 20     .
     Section 2 Ratification of Agreement. As supplemented by this Transfer Certificate, the Purchase Agreement is in all respects ratified and confirmed and, as so supplemented by this Transfer Certificate, shall be read, taken and construed as one and the same instrument.
     Section 3 Governing Law. This Transfer Certificate shall be governed by, and construed in accordance with, the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law).
     Section 4 Counterparts. This Transfer Certificate may be executed in two counterpart copies, which copies taken together shall constitute one instrument.
[Signatures on next page]

B-1

     IN WITNESS WHEREOF, DRFHC and the Seller have caused this Transfer Certificate to be duly executed by their respective officers thereto duly authorized as of the date and year first above written.

DIAMOND RESORTS FINANCE HOLDING COMPANY

By:

Name:

Title:

Acknowledged and Agreed:

DRI QUORUM 2010 LLC

By:

Name:

Title:

B-2

Exhibit C
Form Of Lost Note Affidavit
STATE OF
COUNTY OF
                            (“Affiant”), on behalf of and as                       of Diamond Resorts Finance Holding Company, a Delaware corporation (“DRFHC”), being duly sworn, deposes and says:
     1. This Lost Note Affidavit is being delivered by the Affiant pursuant to Section 7(n) of the Purchase Agreement (the “Agreement”), dated as of April 30, 2010, by and between DRFHC and DRI Quorum 2010 LLC, a Delaware limited liability company. Unless otherwise defined herein, capitalized terms have the meanings ascribed to such terms in the Agreement.
     2. That                                                                                          has issued an [Obligor Note] [Purchase Contract] evidencing a Timeshare Loan dated                        in the principal amount of $                       [(the “Original Note”)] [the (“Original Agreement”)] [the (“Original Contract”)] to                       .
     3. The [Original Note] [Original Agreement] [Original Contract] has been lost, destroyed, or stolen so that it cannot be found or produced, and DRFHC has not endorsed, assigned, sold, pledged, hypothecated, negotiated or otherwise transferred the [Original Note] [Original Agreement] [Original Contract] or an interest therein.
     4. That DRFHC has made a diligent effort to find the [Original Note] [Original Agreement] [Original Contract].
     5. It is understood by DRFHC that if the [Original Note] [Original Agreement] [Original Contract] is found, that it will surrender said [Original Note] [Original Agreement] [Original Contract] to the Custodian or its permitted successors and assigns for cancellation.

     The foregoing affidavit was sworn to and subscribed before me this            day of                      ,            , by                       , as                                              of Diamond Resorts Finance Holding Company, who is personally known to me or who has produced                                                                   as identification and who did take an Oath.

(AFFIX NOTARIAL SEAL)	Notary Public, State of

(Name)

Commission Number:	My Commission Expires:

C-1